Exhibit 99(n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and “Experts” in the Statement of Additional Information and the use of our report dated May 21, 2007 in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2) (No. 333-142103) of the Delaware Enhanced Global Dividend & Income Fund.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 21, 2007